                                                                       EXHIBIT 1

          PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
          SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

          FINANCIAL STATEMENTS
          AS OF DECEMBER 31, 1998 AND 1997
          TOGETHER WITH REPORT OF
          INDEPENDENT PUBLIC ACCOUNTANTS

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                 SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES


                               Table of Contents
                               -----------------

Report of Independent Public Accountants                                                      1

Statements of Net Assets Available for Benefits as of December 31, 1998 and 1997              2

Statements of Changes in Net Assets Available for Benefits for the Years Ended
 December 31, 1998 and 1997                                                                   3

Notes to Financial Statements                                                                 4

Fund Information:

      Exhibit I    Statement of Changes in Net Assets Available for Benefits with
                   Fund Information for the Year Ended December 31, 1998                     10

      Exhibit II   Statement of Changes in Net Assets Available for Benefits with
                   Fund Information for the Year Ended December 31, 1997                     11

Supplemental Schedules:

      Schedule I   Line 27(a) -- Schedule of Assets Held for Investment Purposes as of
                   December 31, 1998                                                         12

      Schedule II  Line 27(d) -- Schedule of Reportable Transactions for the
                   Year Ended December 31, 1998                                              13

                              ARTHUR ANDERSEN LLP




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Employee Benefit Committee of PG&E Corporation,
PG&E Gas Transmission, Northwest Corporation and
Participants in the PG&E Gas Transmission, Northwest Corporation
Savings Fund Plan for Non-Management Employees:

We have audited the accompanying statements of net assets available for benefits of PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees (the Plan) as of December 31, 1998 and 1997 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information presented in Exhibits I and II is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. The fund information and supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                              /s/ ARTHUR ANDERSEN LLP
                                              ----------------------------
                                              ARTHUR ANDERSEN LLP



Portland, Oregon,
 April 16, 1999

                  PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                 SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES
                Statements of Net Assets Available for Benefits
                        as of December 31, 1998 and 1997

                                                                1998                  1997
                                                             -----------          -----------
ASSETS:
    Investments:
         Investments at Fair Value                           $11,152,700          $11,216,212
         Participant Loans                                       147,600              173,072
                                                             -----------          -----------
             Total Investments                                11,300,300           11,389,284

    Contributions Receivable                                      10,976                    -
                                                             -----------          -----------
             TOTAL ASSETS                                     11,311,276           11,389,284
                                                             -----------          -----------
LIABILITIES:                                                           -                    -
                                                             -----------          -----------
NET ASSETS AVAILABLE FOR BENEFITS                            $11,311,276          $11,389,284
                                                             ===========          ===========

  The accompanying notes are an integral part of these Financial Statements.

                  PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                 SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

           Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1998 and 1997

                                                                                       1998                 1997
                                                                                ----------------      ---------------
INCREASE IN NET ASSETS:
        Employer Contributions                                                   $      130,728         $    136,373
        Employee Contributions                                                          486,016              505,540
        Employee Rollovers                                                               22,902                1,382
        Interest and Dividend Income                                                    330,855               57,442
        Net Appreciation in Fair Value of Investments                                   850,618            2,522,328
                                                                                ----------------      ---------------
                      TOTAL INCREASE                                                  1,821,119            3,223,065
                                                                                ----------------      ---------------
DECREASE IN NET ASSETS:

        Benefits Paid to Participants                                                 1,899,127            2,359,419
                                                                                ----------------      ---------------
                       TOTAL DECREASE                                                 1,899,127            2,359,419
                                                                                ----------------      ---------------
NET (DECREASE) INCREASE DURING THE YEAR                                                 (78,008)             863,646

NET ASSETS AVAILABLE FOR BENEFITS:

        BEGINNING OF YEAR                                                            11,389,284           10,525,638
                                                                                ----------------      ---------------
        END OF YEAR                                                              $   11,311,276         $ 11,389,284
                                                                                ================      ===============



  The accompanying notes are an integral part of these Financial Statements.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(1)  DESCRIPTION OF PLAN
------------------------

The following description of the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-management Employees (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information regarding the Plan's provisions.

General
-------

Effective January 1, 1995, assets from an affiliated company plan, the Pacific Gas and Electric Company Savings Fund Plan for Non-management Employees (PG&E
Plan), originally established April 1, 1959, attributable to participants of that plan who were employees of the PG&E Gas Transmission, Northwest Corporation (the Company) on January 1, 1995 were transferred into the Plan.

The Plan is intended to constitute a qualified profit sharing plan, as described in Code Section 401(a), which includes a qualified cash or deferred arrangement, as described in Code Section 401(k). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Effective November 17, 1997 the Board of Directors of PG&E Corporation (the Corporation), the Company's parent company, established the Employee Benefit Committee (EBC) to have oversight over the administration and financial management of the Plan. The Company provides administrative support to the EBC to handle the day-to-day financial administration. The EBC reserves express authority over all decision making on behalf of the Plan. The EBC retains Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) as the Trustee of the Plan.

Eligibility
-----------

Employees are eligible to participate in the Plan if the employee is classified as a non-management employee of the Sponsor. Each eligible employee becomes eligible to participate on the first day of the next payroll period after the date they complete a 12-month period of employment.

Contributions
-------------

Participating employees may elect to contribute from 1 to 15 percent of their annual base salary ("Annual Base Salary") on a pre-tax or after-tax basis through payroll deductions. The Annual Base Salary for purposes of the Plan is limited by the Internal Revenue Code (the Code) to $160,000 for 1998 and 1997. Participants may also rollover amounts representing distributions from other qualified contribution plans. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the Plan.

As provided by the Code, pretax employee contributions may not exceed $10,000 for 1998 and $9,500 for 1997, and total contributions to a participant's account may not exceed the lesser of 25% of compensation or $30,000 for each year.

The Company matches contributions in an amount equal to 50% of each participant's elective contribution, up to 6% of the participant's base pay, as defined by the Plan.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(1)  Description of Plan (cont.)
--------------------------------

Participant Accounts
--------------------

Individual accounts are maintained for each of the Plan's participants and each account is credited with their elective contribution, the Company's matching contribution and an allocation of the Plan's net earnings and administrative expenses. Allocations are based on participant account balances, as defined.

Vesting
-------

Employee elective contributions, Company matching contributions, and the accumulated earnings thereon are 100% vested at all times.

Investment Options
------------------

Participants direct their elective contributions and the Company's matching contributions, into 11 investment options, excluding participant loans. Participants may elect to change their investment elections at any time. A description of each investment option is provided below:

  . Barclays Global Investors, N.A. Asset Allocation Fund - This fund is a balanced fund which invests in a mix of common stocks, Long-term U.S. Treasury bonds and money market instruments.

  . Barclays Global Investors, N.A. S&P 500 Stock Fund - This growth and income fund invests in the same stocks at approximately the same percentages as the S&P 500 Index.

  . Barclays Global Investors, N.A. U.S. Treasury Allocation Fund - This fund invests in long-term U.S. Treasury bonds with maturities of 20 years or more, intermediate-term U.S. Treasury notes with maturities of 5-7 years, and short-term (91-day) U.S. Treasury bills.

  . Barclays Global Investors, N.A. LifePath Funds - These five diversified funds are designed to meet long-term investment goals based on various time horizons. Each fund invests in a changing mix of up to 17 U.S. and international asset classes, including stocks and bonds from virtually every major marketplace.

  . Barclays Global Investors, N.A. Money Market Fund - The fund invests in several investment grade instruments, including U.S. government and agency obligations, fixed time deposits, bankers' acceptances, bank obligations, short-term corporate debt instruments, repurchase agreements and unsecured loan participations. The maturities for these instruments are generally less than three months.

  . Neuberger & Berman Guardian Trust Fund - This fund is a growth and income fund which invests in a well diversified mix of common stocks of established, high-quality companies considered to be under-valued when compared to stocks of similar companies.

  . Templeton Foreign Fund - The assets held by this fund are widely diversified throughout the world. The allocation is adjusted by the portfolio managers in response to varying market conditions. International investing has significant growth potential, but is subject to risks associated with market conditions, currency exchange rates and political climates.

  . PG&E Corporation Common Stock Fund - This fund is structured to maximize the investment of participants' contributions in shares of PG&E Corporation Stock, while holding an appropriate level (approximately one to five percent) of short-term investments to meet daily liquidity requirements.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(1) Description of Plan (cont.)
-------------------------------

After the transfer of the assets out of the PG&E Plan into this Plan, the PG&E Corporation Common Stock Fund (the PG&E Stock Fund) was frozen and was no longer an investment option available to participants. Therefore, the activity in the PG&E Stock Fund was limited to the payment of benefits, loan disbursements, and transfers out of the PG&E Stock Fund into other investment options offered by the Plan until December 31, 1998, at which time the PG&E Stock Fund was re-opened as an investment option to participants.

Participant Loans
-----------------

Participants may borrow up to 50% of their vested account balance, subject to a $1,000 minimum and certain other restrictions. As these loans are repaid by the participant, the proceeds, including interest, are returned to the participant's account. Loans are repayable through payroll deductions over periods ranging up to 5 years or up to 15 years for the purchase of a primary residence. The interest rate is determined by the plan administrator commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. During 1998, the interest rate charged on participant loans was equal to the Trustee's prime rate plus 2%. Interest rates on outstanding loans range from 10.25% to 11%. These loans will mature from 1999 to 2013.

Benefits
--------

Upon termination of service, death, disability or retirement, a participant may elect to receive an amount equal to the value of the participant's vested interest in their account. The form of payment is a single lump-sum distribution, a portion paid in a lump sum and the remainder paid later, or an annuity to be paid in monthly installments.

Withdrawals
-----------

Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and Plan Administrator. In-service withdrawals and hardship withdrawals are permitted.

Administrative Expenses
-----------------------

The Company pays certain costs of administering the Plan, including fees and expenses of the Trustee and certain investment management fees. Certain investment management fees are paid by participants. The fees paid by partcipants reduce the investment return reported and credited to participants.

Change in Trustee
-----------------

On August 29, 1997, the Masterworks Division of Barclays Global Investors, N.A. (Barclays) was acquired by Merrill Lynch. Barclays remained as the trustee through December 31, 1997, and the trust was transferred to Merrill Lynch on January 1, 1998. There were no changes to the terms of the trust agreement.
The investment options available under the Plan were not impacted as a result of this transaction, and their investment objectives and strategies, portfolio managers and fee structures did not change.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(1)  Description of Plan (cont.)
--------------------------------

Plan Termination
----------------

The Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to provisions of ERISA. In the event of the Plan's termination, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Company or the Corporation.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

Basis of Accounting  and Use of Estimates
------------------------------------------

The accompanying financial statements are prepared in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the accompanying financial statements, exhibits, schedules and disclosures. Actual results could differ from those estimates.

Investment Valuation and Income Recognition
-------------------------------------------

Investments of the Plan are stated at fair value. Fair value for shares is determined by quoted prices in an active market. Participant notes receivable are valued at cost which approximates fair value.

Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of the net change in unrealized appreciation (depreciation) during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the moving average basis.

Payment of Benefits
-------------------

Benefit payments to participants are recorded upon distribution.

Related Party Transactions
--------------------------

Certain investment funds were managed by Barclays during 1997 and 1998.
Barclays was the trustee during 1997 and an affiliate of the successor trustee in 1998 and, therefore, these investments and investment transactions qualify as party-in-interest transactions.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(3)  INVESTMENTS
----------------

General
-------

Each investment fund is managed by the Trustee, which has discretionary investment authority over the funds. Although the EBC is responsible for the selection of the Plan's investment funds, neither the Company nor the Corporation is involved in their day-to-day investment operations.

Fund Information
----------------

Total investments were comprised of the following balances as of December 31, 1998 and 1997:

                                       December 31, 1998     December 31, 1997
                                       -----------------     -----------------
Asset Allocation                         $   728,387   *       $   315,289
S&P 500 Stock                              3,297,396   *         2,401,352   *
U.S. Treasury Allocation                     342,376               139,448
LifePath Fund 2000                           522,392               393,109
LifePath Fund 2010                           301,377               191,928
LifePath Fund 2020                           297,281               164,925
LifePath Fund 2030                            83,555                70,236
LifePath Fund 2040                           307,503               287,630
Money Market                                 899,042   *           907,725   *
Neuberger & Berman Guardian Trust          2,319,384   *         2,883,904   *
Templeton Foreign                            415,162               543,269
PG&E Corporation Common Stock              1,638,845   *         2,917,397   *
                                         -----------           -----------
     Investments at Fair Value            11,152,700            11,216,212
Participant Loans                            147,600               173,072
                                         -----------           -----------
                 TOTAL INVESTMENTS       $11,300,300           $11,389,284
                                         -----------           -----------

  * Investment funds representing 5% or more of the Plan's net assets as of December 31, 1998 and 1997.

The accompanying Exhibits I and II provide a summary of the Plan's changes in net assets by investment options for the years ended December 31, 1998 and 1997, respectively.

Financial Investments with Off-Balance Sheet Risk
-------------------------------------------------

The EBC has adopted a "Position Statement on Risk Management and the Use of Derivatives" which applies to the Plan. This statement recognizes that derivatives may be used by the Plan's investment managers to achieve their investment objectives. However, the Plan assets will not be exposed to risks through derivatives that would be inappropriate in their absence. At December 31, 1998 and 1997, the Plan held no direct investments in derivatives.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                         Notes to Financial Statements
                          December 31, 1998 and 1997

(4)  TAX STATUS
---------------

The Internal Revenue Service has determined and informed the Company by letter dated September 9, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Code. The Plan's administrator believes that the Plan is designed and is currently being operated in compliance with the applicable provisions of the Code.

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended December 31, 1998

                                                                                       Fund Information
                                                                    -------------------------------------------------------
                                                                                                                   LifePath
                                                                                                                   --------
                                                                                                       U.S.
                                                                      Asset            S&P           Treasury        Fund
                                                                    Allocation       00 Stock       Allocation       2000
                                                                    ----------       --------       ----------      -------
 INCREASE IN NET ASSETS ATTRIBUTABLE TO:
   Employer Contributions                                             $ 10,663       $ 36,627       $  4,569       $ 2,368
   Employee  Contribution                                               36,402        140,099         14,455         9,868
   Employee Rollovers                                                    3,072          9,060              -             -
   Interest and Dividend Income                                              -              -              -             -
   Net Appreciation (Depreciation) in Fair Vaue of Investments         120,220        582,496         10,809        40,788
                                                                      --------       --------       --------       -------
       Total Increase                                                  170,357        768,282         29,833        53,024
                                                                      --------       --------       --------       -------

 DECREASE IN NET ASSETS ATTRIBUTABLE TO:

   Benefits Paid to Participants                                        13,198        133,415          1,000        10,871
      Total Decrease                                                    13,198        133,415          1,000        10,871
                                                                      --------       --------       --------       -------

 NET INCREASE (DECREASE) BEFORE INTERFUND TRANSFERS                    157,159        634,867         28,833        42,153
                                                                      --------       --------       --------      --------

 INTERFUND TRANSFERS                                                   255,939        261,177        174,095        87,130
                                                                      --------       --------       --------      --------
 NET INCREASE (DECREASE) AFTER INTERFUND TRANSFERS                     413,098        896,044        202,928       129,283
                                                                      --------       --------       --------      --------
 NET ASSETS AVAILABLE FOR BENEFITS:

   BEGINNING OF YEAR                                                   315,289      2,401,352        139,448       393,109
                                                                      --------      ---------       --------      --------

   END OF YEAR                                                        $728,387     $3,297,396       $342,376      $522,392
                                                                      ========     ==========       ========      ========

                                                                                        Fund Information
                                                                     -----------------------------------------------------
                                                                                            LifePath
                                                                     -----------------------------------------------------
                                                                        Fund           Fund           Fund          Fund
                                                                        2010           2020           2030          2040
                                                                      --------       --------       --------      --------
 INCREASE IN NET ASSETS ATTRIBUTABLE TO:
   Employer Contributions                                             $  3,639       $  2,482        $ 4,294       $ 8,883
   Employee  Contribution                                                9,885         11,046         14,866        31,994
   Employee Rollovers                                                        -            656              -             -
   Interest and Dividend Income                                              -              -              -             -
   Net Appreciation (Depreciation) in Fair Vaue of Investments          32,365         31,346         14,829        66,300
                                                                      --------       --------       --------      --------
       Total Increase                                                   45,889         45,530         33,989       107,177
                                                                      --------       --------       --------      --------
 DECREASE IN NET ASSETS ATTRIBUTABLE TO:

   Benefits Paid to Participants                                           438         10,138         14,099         9,951
                                                                      --------       --------       --------      --------
      Total Decrease                                                       438         10,138         14,099         9,951
                                                                      --------       --------       --------      --------

 NET INCREASE (DECREASE) BEFORE INTERFUND TRANSFERS                     45,451         35,392         19,890        97,226

 INTERFUND TRANSFERS                                                    63,998         96,964         (6,571)      (77,353)
                                                                      --------       --------       --------      --------
 NET INCREASE (DECREASE) AFTER INTERFUND TRANSFERS                     109,449        132,356         13,319        19,873
                                                                      --------       --------       --------      --------
 NET ASSETS AVAILABLE FOR BENEFITS:

   BEGINNING OF YEAR                                                   191,928        164,925         70,236       287,630
                                                                      --------       --------       --------      --------
   END OF YEAR                                                        $301,377       $297,281        $83,555      $307,503
                                                                      ========       ========       ========      ========
                                                                                     Fund Information
                                                                    -----------------------------------------------------
                                                                               Neuberger                          PG&E
                                                                               & Berman                        Corporation
                                                                   Money       Guardian        Templeton         Common
                                                                   Market       Trust           Foreign          Stock
                                                                 ---------    ----------       ---------      -----------
 INCREASE IN NET ASSETS ATTRIBUTABLE TO:
   Employer Contributions                                         $ 10,793      $ 33,427         $11,149       $        -
   Employee  Contribution                                           37,000       132,405          38,854                -
   Employee Rollovers                                                    -         7,749           2,365                -
   Interest and Dividend Income                                     63,277       207,019          43,993                -
   Net Appreciation (Depreciation) in Fair Vaue of Investments           -      (138,515)       (62,718)          152,698
                                                                 ---------    ----------       ---------      -----------
       Total Increase                                              111,070       242,085          33,643          152,698
                                                                 ---------    ----------       ---------      -----------

 DECREASE IN NET ASSETS ATTRIBUTABLE TO:

   Benefits Paid to Participants                                   770,035       465,713          35,561          434,684
                                                                 ---------    ----------       ---------      -----------
      Total Decrease                                               770,035       465,713          35,561          434,684
                                                                 ---------    ----------       ---------      -----------
 NET INCREASE (DECREASE) BEFORE INTERFUND TRANSFERS               (658,965)     (223,628)         (1,918)        (281,986)

 INTERFUND TRANSFERS                                               650,282      (340,892)       (126,189)        (996,566)
                                                                 ---------    ----------       ---------      -----------
 NET INCREASE (DECREASE) AFTER INTERFUND TRANSFERS                  (8,683)     (564,520)       (128,107)      (1,278,552)
                                                                 ---------    ----------       ---------      -----------
 NET ASSETS AVAILABLE FOR BENEFITS:

   BEGINNING OF YEAR                                               907,725     2,883,904         543,269        2,917,397
                                                                 ---------    ----------       ---------      -----------
   END OF YEAR                                                   $ 899,042    $2,319,384       $ 415,162      $ 1,638,845
                                                                 =========    ==========       =========      ===========
                                                                    Fund Information
                                                                   ------------------
                                                                      Participant     Contributions        Sweep
                                                                        Loans          Receivable          Account        Total
                                                                       --------        -----------         -------     -----------
 INCREASE IN NET ASSETS ATTRIBUTABLE TO:
   Employer Contributions                                                $    -             $ 1,834            $  -       $130,728
   Employee  Contribution                                                     -               9,142               -        486,016
   Employee Rollovers                                                         -                   -               -         22,902
   Interest and Dividend Income                                               -                   -              40        330,855
   Net Appreciation (Depreciation) in Fair Vaue of Investments           16,526                   -               -        850,618
                                                                       --------             -------            ----     ----------
       Total Increase                                                    16,526              10,976              40      1,821,119
                                                                       --------             -------            ----     ----------

 DECREASE IN NET ASSETS ATTRIBUTABLE TO:

   Benefits Paid to Participants                                              -                  -              24       1,899,127
                                                                       --------            -------            ----     -----------
      Total Decrease                                                          -                  -              24       1,899,127
                                                                       --------            -------            ----     -----------
 NET INCREASE (DECREASE) BEFORE INTERFUND TRANSFERS                      16,526             10,976              16         (78,008)

 INTERFUND TRANSFERS                                                    (41,998)                 -             (16)              -
                                                                       --------            -------            ----     -----------
 NET INCREASE (DECREASE) AFTER INTERFUND TRANSFERS                      (25,472)            10,976               -         (78,008)
                                                                       --------            -------            ----     -----------
 NET ASSETS AVAILABLE FOR BENEFITS:

   BEGINNING OF YEAR                                                    173,072                  -               -      11,389,284
                                                                       --------            -------            ----     -----------
   END OF YEAR                                                         $147,600            $10,976            $  -     $11,311,276
                                                                       ========            =======            ====     ===========

                                                                      EXHIBIT II

                 PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
                SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

Statement of Changes In Net Assets Available for Benefits with Fund Information for the Year Ended December 31, 1997

                                                                                    Fund  Information
                                                    ------------------------------------------------------------------------------
                                                                                                        LifePath
                                                                             U.S.       ------------------------------------------
                                                     Asset        S&P      Treasury     Fund     Fund     Fund      Fund     Fund
                                                   Allocation  500 Stock  Allocation    2000     2010     2020      2030     2040
                                                   ----------  ---------  ----------  -------  -------- --------   ------   ------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:

  Employee Contributions                            $  9,435  $   34,432  $  4,455   $  1,838  $  3,854  $ 3,967  $  5,662  $ 6,732
  Employee Contribution                               35,392     131,189    15,912      8,557    11,141   16,610    14,971   20,055
  Employee Rollovers                                     -           691       -          -         -        -         -        691
  Interest and Dividend Income                           -           -         -          -         -        -         -        -
  Net Appreciation in Fair Value of Investments       60,631     511,939     8,353     34,838     8,319   14,304    10,299   23,026
                                                   ---------  ----------   -------   --------  -------- --------   -------  -------
      Total Increase                                 105,458     678,251    28,720     45,233    23,314   34,881    30,932   50,504
                                                   ---------  ----------   -------   --------  -------- --------   -------  -------

DECREASE IN NET ASSETS ATTRIBUTABLE TO:

  Benefits Paid to Participants                      196,659     420,862    43,378     10,998       352    3,399       852      657
                                                   ---------  ----------  --------   --------  -------- --------   -------  -------
      Total Decrease                                 196,659     420,862    43,378     10,998       352    3,399       852      657
                                                   ---------  ----------  --------   --------  -------- --------   -------  -------

NET INCREASE (DECREASE) BEFORE INTERFUND TRANSFERS   (91,201)    257,389   (14,658)    34,235    22,962   31,482    30,080   49,847

INTERFUND TRANSFERS                                   57,360     336,361    62,568      8,556   123,187   62,684     1,629  155,346
                                                   ---------  ----------  --------   --------  -------- --------   -------  -------

NET INCREASE (DECREASE ) AFTER INTERFUND TRANSFERS   (33,841)    593,750    47,910     42,791   146,149   94,166    31,709  205,193
                                                   ---------  ----------  --------   --------  -------- --------   -------  -------

NET ASSETS AVAILABLE FOR BENEFITS:

  BEGINNING OF YEAR                                  349,130   1,807,602    91,538    350,318    45,779   70,759    38,527   82,437
                                                   ---------  ----------  --------   --------  -------- --------   -------  -------

  END OF YEAR                                      $ 315,289  $2,401,352  $139,448   $393,109  $191,928 $164,925   $70,236 $287,630
                                                   =========  ==========  ========   ========  ======== ========   ======= ========


                                                                                        Fund  Information
                                                        ---------------------------------------------------------------------------
                                                                    Neuberger                  PG&E
                                                                    & Berman                Corporation
                                                         Money      Guardian   Templeton      Common      Participant
                                                         Market      Trust      Foreign       Stock          Loans         Total
                                                        --------   ----------  ---------   ------------   -----------  ------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:

  Employee Contributions                                $  9,829   $   37,850  $  18,319   $          -   $         -  $    136,373
  Employee Contribution                                   34,463      147,946     69,304              -             -       505,540
  Employee Rollovers                                           -            -          -              -             -         1,382
  Interest and Dividend Income                            37,217            -          -              -        20,225        57,442
  Net Appreciation in Fair Value of Investments                -      499,397     35,828      1,315,394             -     2,522,328
                                                        --------   ----------  ---------   ------------   -----------  ------------
      Total Increase                                      81,509      685,193    123,451      1,315,394        20,225     3,223,065
                                                        --------   ----------  ---------   ------------   -----------  ------------

DECREASE IN NET ASSETS ATTRIBUTABLE TO:

  Benefits Paid to Participants                          195,809      536,028     68,057        847,446        34,922     2,359,419
                                                        --------   ----------  ---------   ------------   -----------  ------------
      Total Decrease                                     195,809      536,028     68,057        847,446        34,922     2,359,419
                                                        --------   ----------  ---------   ------------   -----------  ------------

NET INCREASE (DECREASE) BEFORE INTERFUND TRANSFERS      (114,300)     149,165     55,394        467,948       (14,697)      863,646

INTERFUND TRANSFERS                                      476,740     (419,151)   (12,143)      (840,751)      (12,386)            -
                                                        --------   ----------  ---------   ------------   -----------  ------------
NET INCREASE (DECREASE ) AFTER INTERFUND TRANSFERS       362,440     (269,986)    43,251       (372,803)      (27,083)      863,646
                                                        --------   ----------  ---------   ------------   -----------  ------------

NET ASSETS AVAILABLE FOR BENEFITS:

  BEGINNING OF YEAR                                      545,285    3,153,890    500,018      3,290,200       200,155    10,525,638
                                                        --------   ----------  ---------   ------------   -----------  ------------

  END OF YEAR                                           $907,725   $2,883,904  $ 543,269   $  2,917,397   $   173,072  $ 11,389,284
                                                        ========   ==========  =========   ============   ===========  ============

                  PG&E GAS TRANSMISSION, NORTHWEST CORPORATION      Schedule I
                 SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                                 EIN 94-1512922
                                    PLAN 006

          Line27(a) - Schedule of Assets Held for Investment Purposes
                            As of December 31, 1998

                                                 Description
      Identity of Issues,               Including Maturity Date, Rate
     Borrower, Lessor or                    of Interest, Collateral,                                                 Current
        Similar Party                       Par or Maturity Value                                  Cost               Value
----------------------------------------------------------------------------------------------------------------------------------
                                     Collective Investment Funds:
                                     ----------------------------
*Barclays Global Investors, N.A.          Asset Allocation (21,952,580 shares)                   $  573,159        $   728,387
*Barclays Global Investors, N.A.          S & P 500 (69,874,897 shares)                           2,678,355          3,297,396
*Barclays Global Investors, N.A.          U.S. Treasury Allocation (18,230,890 shares)              328,586            342,376
*Barclays Global Investors, N.A.          LifePath 2000 (35,927,942 shares)                         432,265            522,392
*Barclays Global Investors, N.A.          LifePath 2010 (17,420,636 shares)                         266,681            301,377
*Barclays Global Investors, N.A.          LifePath 2020 (15,198,444 shares)                         255,879            297,281
*Barclays Global Investors, N.A.          LifePath 2030 (3,906,248  shares)                          58,878             83,555
*Barclays Global Investors, N.A.          LifePath 2040 (13,135,562 shares)                         255,442            307,503
*Barclays Global Investors, N.A.          Money Market  (899,041,650 shares)                        899,042            899,042

                                     Mutual Funds:
                                     ------------
 Neuberger & Berman Trust                 Guardian Trust Fund (143,526,240 shares)                2,056,518          2,319,384
 Templeton Funds                          Foreign  Fund  (49,482,960 shares)                        488,605            415,162

                                     Employer Custom Funds:
                                     ---------------------
* PG&E Corporation                        Common Stock (99,323,921 shares)                          993,239          1,638,845

* Plan Participants                  Participant Loans:
                                     -----------------
                                          (interest rates from 10.25% to 11.00%
                                          annually, maturity dates from
                                          7/17/99 through 4/24/13)                                  147,600            147,600
                                                                                                 ----------        -----------
                                          Total Assets Held for Investment Purposes              $9,434,249        $11,300,300
                                                                                                 ==========        ===========



*  Represents a party-in-interest as defined by ERISA.

                   PG&E GAS TRANSMISSION, NORTHWEST CORPORATION      Schedule II
                 SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

                                 EIN 94-1512922
                                    Plan 006

                Line 27(d) - Schedule of Reportable Transactions
                      For the Year Ended December 31, 1998

Single transactions involving securities that exceed 5% of the net Plan assets
------------------------------------------------------------------------------
as of the beginning of the year:
--------------------------------

None



Series of transactions of the same issue that exceed 5% of the net Plan assets
------------------------------------------------------------------------------
as of the beginning of the year:
--------------------------------

                                                          Purchases                                   Sales
                                                ----------------------------      --------------------------------------------------
  Identity of                                     Number of        Purchase         Number of     Cost of       Selling     Net Gain
 Party Involved       Description of Asset      Transactions        Price          Transactions    Asset         Price     or (Loss)
 --------------       --------------------      ------------     -----------      -------------- ----------------------   ----------
                      Collective Investment
                      ---------------------
                      Funds:
                      ------
*Barclays Global
  Investors, N.A.      Asset Allocation            52        $    541,726             20       $   205,233   $   248,848  $   43,615
*Barclays Global
  Investors, N.A.      S & P 500 Stock             68           3,241,312             47         2,472,556     2,927,764     455,208
*Barclays Global
  Investors,  N.A.     LifePath 2040               37             264,260             15           281,771       310,687      28,916
*Barclays Global
  Investors,  N.A.     Money Market                57           4,014,834             44         4,023,517     4,023,517         -

                      Employer Custom Funds:
                      ---------------------
*PG&E Corporation      Common Stock                                                   43           907,345     1,431,250     523,905

                       Mutual Funds:
                       -------------
Neuberger & Berman
  Trust                Guardian Trust Fund         48        $    728,802             53       $   882,596   $ 1,154,807  $  272,211

* Represents a party-in-interest as defined by ERISA.